UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Schedule 14a of the Securities

Exchange Act Of 1934

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Cassava Sciences, Inc. (Name of Registrant as Specified in its Charter)

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Cassava Sciences, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 6, 2021

Dear Stockholders of Cassava Sciences:

We cordially invite you to attend the 2021 Annual Meeting of Stockholders of Cassava Sciences, Inc. (“we” or the “Company”), a Delaware corporation, which will be held virtually via webcast at http://www.meetingcenter.io/289702549 (Password: SAVA2021) on Thursday, May 6, 2021 at 10:00 a.m., local time. The Annual Meeting will be held for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.    Proposal One: To re-elect Remi Barbier, Sanford R. Robertson and Patrick J. Scannon, M.D., Ph.D. as Class III Directors to serve for three-year terms and until their successors are duly elected and qualified;

2.    Proposal Two: To approve Amendment No. 1 to the Company’s 2018 Omnibus Incentive Plan, which increases the authorized number of shares issuable thereunder by 4,000,000, from 1,000,000 to 5,000,000 authorized shares;

3.    Proposal Three: To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2021;

4.    Proposal Four: To approve, by a non-binding advisory vote, the 2020 executive compensation for the Company’s named executive officers; and

5.    To transact such other business as may properly be brought before the Annual Meeting and any adjournment(s) thereof.

Our Board of Directors has fixed the close of business on March 16, 2021 as the record date for the Annual Meeting. Only stockholders of record on March 16, 2021 are entitled to notice of the meeting and to vote at the meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

The Annual Meeting will be a completely virtual meeting of stockholders. You will be able to participate online, vote your shares electronically and submit questions during the meeting by visiting www.MeetingCenter.io/231350873 (Password: SAVA2021).  To participate in the Annual Meeting, you must have your 15-digit control number that is shown on your proxy card or voting instruction form, as applicable. If you access the Annual Meeting but do not enter your control number, you will be able to listen to the proceedings, but you will not be able to vote or otherwise participate. You should log on to the meeting site at least fifteen minutes prior to the start of the Annual Meeting to provide time to register and download the required software, if needed.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote as soon as possible.

We appreciate your continued support,

/s/Remi Barbier
Remi Barbier
Austin, Texas	Chairman of the Board,
March 31, 2021	President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS. THE PROXY STATEMENT AND THE RELATED PROXY FORM ARE BEING DISTRIBUTED ON OR ABOUT APRIL 5, 2021. YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:

•	COMPLETE AND RETURN A WRITTEN PROXY CARD
•	BY INTERNET OR TELEPHONE
•	ATTEND THE COMPANY’S 2021 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS AND VOTE

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE VIRTUAL MEETING. TO ENSURE YOUR REPRESENTATION AT THE MEETING, HOWEVER, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE OR TO VOTE YOUR SHARES BY INTERNET OR TELEPHONE.  ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE VIRTUALLY EVEN IF HE OR SHE HAS RETURNED A PROXY CARD OR HAS VOTED BY INTERNET OR TELEPHONE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 6, 2021:

The Company’s Proxy Statement, form of proxy card and Annual Report on Form 10-K are available at: https://www.CassavaSciences.com/financial-information/annual-reports.

Cassava Sciences, Inc.

7801 N Capital of Texas Highway, Suite 260, Austin, Texas, 78731

________________

PROXY STATEMENT

________________

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of the Board of Directors of Cassava Sciences, Inc. (the “Company”) for use at the Annual Meeting of Stockholders to be held virtually on Thursday, May 6, 2021, at 10:00 a.m., local time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company’s principal executive offices are located at the address listed at the top of this page and the Company’s telephone number is (512) 501-2444.

The Annual Meeting will be a completely virtual meeting of stockholders. You will be able to participate online, vote your shares electronically and submit questions during the meeting by visiting www.MeetingCenter.io/231350873 (Password: SAVA2021).  To participate in the Annual Meeting, you must have your 15-digit control number that is shown on your proxy card or voting instruction form, as applicable. If you access the Annual Meeting but do not enter your control number, you will be able to listen to the proceedings, but you will not be able to vote or otherwise participate. You should log on to the meeting site at least fifteen minutes prior to the start of the Annual Meeting to provide time to register and download the required software, if needed.

The Company’s Annual Report on Form 10-K, containing financial statements for the fiscal year ended December 31, 2020, are being mailed together with these proxy solicitation materials to all stockholders entitled to vote. This Proxy Statement, the accompanying Proxy and the Company’s Annual Report on Form 10-K will first be mailed on or about April 5, 2021 to all stockholders entitled to vote at the meeting.

THE COMPANY SHALL PROVIDE WITHOUT CHARGE TO ANY STOCKHOLDER SOLICITED BY THESE PROXY SOLICITATION MATERIALS A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, TOGETHER WITH THE FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE ANNUAL REPORT ON FORM 10-K, UPON REQUEST OF A STOCKHOLDER MADE IN WRITING TO CASSAVA SCIENCES, INC., 7801 N CAPITAL OF TEXAS HIGHWAY, SUITE 260, AUSTIN, TEXAS, 78731, ATTENTION:  INVESTOR RELATIONS.

Record Date and Share Ownership

Stockholders of record at the close of business on March 16, 2021 (the “Record Date”) are entitled to notice of the meeting and to vote at the meeting and at any adjournment(s) thereof. The Company has one series of common shares issued and outstanding, designated as common stock, $0.001 par value per share (the “Common Stock”), and one series of undesignated preferred stock, $0.001 par value per share (the “Preferred Stock”). As of the Record Date, 120,000,000 shares of Common Stock were authorized and 39,894,024 shares of Common Stock were issued and outstanding and 10,000,000 shares of Preferred Stock were authorized and none were issued or outstanding. Each share of Common Stock entitles its holder to one vote. Cumulative voting of shares of Common Stock is not permitted.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company at its principal offices (Attention: Corporate Secretary) a written notice of revocation or a duly executed proxy bearing a later date or attending the meeting and voting virtually.

Voting

There are differing vote requirements for the approval of the various proposals, as follows:

•	Proposal One: The directors will be elected by a plurality vote of the shares of Common Stock. See Proposal One – Election of Three Class III Directors – Vote Required.
•

Proposals Two, Three and Four:  The affirmative vote of a majority of votes cast on the proposal at the Annual Meeting of Stockholders is required to approve the Amendment No. 1 to the Cassava Sciences, Inc. 2018 Omnibus Incentive Plan, the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm to the Company and the non-binding advisory vote on the 2020 executive compensation. Abstentions and broker non-votes, if any, will not be counted either for or against any of these proposals.

Solicitation of Proxies

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of Common Stock in street name to forward to the beneficial owners of such shares. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-Votes

Votes cast by proxy or virtually at the Annual Meeting of Stockholders (“Votes Cast”) will be tabulated by the Inspector of Elections (the “Inspector”). The Inspector will also determine whether or not a quorum is present at the meeting. Except in certain specific circumstances, the affirmative vote of a majority of shares present virtually or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law provides that a quorum consists of a majority of shares entitled to vote are present or represented by proxy at the meeting.

The Inspector will treat shares that are voted WITHHELD or ABSTAIN as being present and entitled to vote for purposes of determining the presence of a quorum, but shares voted WITHHELD or ABSTAIN will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting of Stockholders in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted:

•	FOR the election of the nominees for director set forth herein;
•	to APPROVE the Amendment No. 1 to the Cassava Sciences, Inc. 2018 Omnibus Incentive Plan;
•	FOR the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm to the Company for the fiscal year ending December 31, 2021;
•	to APPROVE, by a non-binding advisory vote, the 2020 executive compensation for the Company’s executive officers; and
•	upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment thereof, but will not be voted in the election of directors other than as provided above.

If a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will be considered as present at the meeting with respect to establishing a quorum for the transaction of business. Broker non-votes with respect to proposals set forth in this Proxy Statement will not be considered “Votes Cast” and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter. However, as the proposal regarding the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm to the Company for the fiscal year ending December 31, 2021 is a “routine” item, if you hold your shares through a bank or a broker and you do not provide instructions to your bank or broker, the Company believes that your bank or broker may cast a broker discretionary vote in favor of this proposal.

The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

Deadline for Receipt of Stockholder Proposals

Stockholders are entitled to present proposals for action, including nominees for the election of directors and other business, at a forthcoming meeting if they comply with the requirements of the Company’s bylaws and the rules established by the Securities and Exchange Commission (the “SEC”), under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under these requirements, proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2022 Annual Meeting of Stockholders must be received by the Company no later than December 6, 2021, or not less than 120 days prior to the date the Company’s proxy statement was released to the stockholders in connection with the previous year’s annual meeting of stockholders; provided however, if the 2022 Annual Meeting of Stockholders is more than 30 days before or after the anniversary date of the Annual Meeting of Stockholders, notice by the stockholder must be delivered a reasonable time before the Company begins to print and send its proxy materials (the “Proposal Deadline”). After the Proposal Deadline, a proposal of a stockholder is considered untimely. A copy of the relevant bylaw provisions related to stockholder proposals is available upon written request to the Company at: 7801 N Capital of Texas Highway, Suite 260, Austin, Texas, 78731, Attention: Investor Relations.

How to Access the Annual Meeting of Stockholders

Our Annual Meeting of Stockholders will be held completely virtually via live webcast. You will be able to participate online, vote your shares electronically and submit questions during the meeting by visiting www.MeetingCenter.io/231350873 (Password: SAVA2021).  To participate in the Annual Meeting, you must have your 15-digit control number that is shown on your proxy card or voting instruction form, as applicable. If you access the Annual Meeting but do not enter your control number, you will be able to listen to the proceedings, but you will not be able to vote or otherwise participate.

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice of Annual Meeting of Stockholders is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares via live webcast or submit questions in advance of and during the meeting unless you request and obtain a valid proxy from your broker or other agent.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. You should log on to the meeting site at least fifteen minutes prior to the start of the Annual Meeting to provide time to register and download the required software, if needed. A link on the meeting page will provide further assistance should you need it, or you may call:

Hours 8:30-6:00pm Eastern Time
1-888-724-2416
1-781-575-2748

Internet Availability of Proxy Materials and Annual Report

This Proxy Statement, the form of proxy card and the Annual Report on Form 10-K are available at: https://www.CassavaSciences.com/financial-information/annual-reports.

PROPOSAL ONE

ELECTION OF THREE CLASS III DIRECTORS

Nominees

The Company’s Board of Directors consists of seven directors, currently with one position vacant. The Company has a classified Board of Directors, which is divided into three classes of directors whose terms expire at different times. The three classes are currently comprised of the following directors:

•

Class I consists of Nadav Friedmann, Ph.D., M.D. and Michael J. O’Donnell, who will serve until the 2022 Annual Meeting of Stockholders and who will stand for re-election as Class I directors at such meeting;

•	Class II consists of Robert Z. Gussin, Ph.D., who will serve until the 2023 Annual Meeting of Stockholders and who will stand for re-election as a Class II director at this meeting; and
•

Class III consists of Remi Barbier, Sanford R. Robertson and Patrick J. Scannon, M.D., Ph.D., who will serve until the upcoming 2021 Annual Meeting of Stockholders and who will stand for re-election as Class III directors at such meeting.

At each Annual Meeting of Stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election and until their successors have been duly elected and qualified.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s nominees named below, who are currently directors of the Company. The nominees have consented to be named as such in this Proxy Statement and to continue to serve as directors if elected. If a nominee becomes unable or declines to serve as a director or if additional persons are nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of the nominees listed below if possible (or, if new nominees have been designated by the Company’s Board of Directors, in such a manner as to elect such nominees), and the specific nominees to be voted for will be determined by the proxy holders.

The nominees for Class III directors are Remi Barbier, Sanford R. Robertson and Patrick J. Scannon, M.D., Ph.D. Biographical information for the nominees can be found below in the section entitled “Directors and Executive Officers.”

The Company is not aware of any reason that the nominees will be unable or will decline to serve as director. The term of office of an individual elected as director will continue until the Company’s Annual Meeting of Stockholders held in 2024 or until a successor has been elected and qualified. Other than the relationships noted in the section entitled “Certain Relationships and Related Party Transactions – Legal Services,” there are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.

Vote Required

Each director will be elected by a plurality vote of the shares of Common Stock present or represented and entitled to vote on this matter at the meeting. Accordingly, the candidate receiving the highest number of affirmative votes of shares represented and voting on this proposal at the meeting will be elected as director of the Company. Votes withheld from a nominee and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but, because directors are elected by a plurality vote, votes withheld and broker non-votes will have no impact once a quorum is present. See “Quorum; Abstentions; Broker Non-Votes.”

THE CLASS I AND II DIRECTORS RECOMMEND THAT

STOCKHOLDERS VOTE FOR THE CLASS III NOMINEES LISTED ABOVE.

PROPOSAL TWO

APPROVAL OF AMENDMENT NO. 1 TO THE

 CASSAVA SCIENCES, INC. 2018 OMNIBUS INCENTIVE PLAN, WHICH INCREASES
THE AUTHORIZED NUMBER OF SHARES ISSUABLE THEREUNDER BY 4,000,000,
FROM 1,000,000 TO 5,000,000 AUTHORIZED SHARES

Background and Purpose of Proposal

The Company’s 2018 Omnibus Incentive Plan (the “2018 Plan”) was adopted by the Board of Directors on January 31, 2018 and was approved by our stockholders on May 10, 2018. A total of 1,000,000 shares of Common Stock have been reserved for issuance under the 2018 Plan. Of the 1,000,000 shares of Common Stock originally authorized under the 2018 Plan, after all award grants made by the Compensation Committee of our Board of Directors (the “Compensation Committee”), 242,188 shares remained available for grant as of March 16, 2021.

The Board of Directors unanimously approved and adopted, subject to the approval of the Company’s stockholders at the Annual Meeting of Stockholders, the Amendment No. 1 to the Cassava Sciences, Inc. 2018 Omnibus Incentive Plan (as amended by this Amendment No. 1, the “Amended Plan”) to increase the number of shares of Common Stock authorized under the 2018 Plan by 4,000,000 shares. The Company believes that such increase is necessary for the Company to continue to grant stock incentive awards to employees, directors and consultants as part of their compensation to provide appropriate incentives for sustaining our financial and operating performance and leadership excellence, to align their interests with those of our stockholders and to encourage them to remain with us for long and productive careers. If the Amended Plan is not approved, the Board of Directors believes the Company will have significant difficulties in recruiting, retaining, motivating and rewarding officers and employees, making it difficult for the Company to achieve desired operating results.

As of March 16, 2021, there were 39,894,024 shares of our Common Stock outstanding. The increase of 4,000,000 shares of Common Stock available for grant under the Amended Plan will result in additional potential dilution of our outstanding Common Stock.

The term of the Amended Plan will expire on January 31, 2028.

This Proposal No. 2, if approved, would become effective upon stockholder approval. If stockholders do not approve the Amended Plan, grants will continue to be made under the 2018 Plan as currently in effect to the extent shares of Common Stock are available.

Changes to the Plan

If approved, the shares authorized for issuance under the 2018 Plan would be increased by 4,000,000, to a total of 5,000,000 shares, and the Amended Plan would be named the “Cassava Sciences, Inc. 2018 Omnibus Incentive Plan.” No other amendments are being made to the 2018 Plan at this time.

As of March 16, 2021, Remi Barbier (President, Chief Executive Officer and Chairman of the Board) had been granted 160,000 options under the 2018 Plan; Nadav Friedmann (Chief Medical Officer and Director) had been granted 100,000 options under the 2018 Plan; and Eric J. Schoen (Chief Financial Officer) had been granted 50,000 options under the 2018 Plan. All executive officers as a group had been granted 310,000 options under the 2018 Plan. All current directors who are not executive officers as a group had been granted 195,000 options under the 2018 Plan. The following nominees for election as directors had been granted the following number of options under the 2018 Plan: Remi Barbier had been granted 160,000 options; Sanford R. Robertson had been granted 65,000 options, and Patrick J. Scannon, M.D., Ph.D. had been granted 35,000 options. No associates of such directors, executive officers or nominees have received options under the 2018 Plan except Mr. Barbier’s spouse, a Company employee, has received 110,000 options under the 2018 Plan. No other person has received or is expected to receive five percent or more of the awards under the 2018 Plan. All employees who are not executive officers as a group have received 242,500 options under the 2018 Plan.  Other than options, no other awards have been made under the 2018 Plan. The closing price of a share of Common Stock on March 16, 2021 was $52.16 per share.

Vote Required

The approval of the Amended Plan requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting of Stockholders.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends voting “FOR” the adoption of the Amended Plan.

Summary of the Plan

The following is a summary of the material terms of the Amended Plan. The summary is qualified in its entirety by reference to the complete text of the Amended Plan. Stockholders are urged to read the actual text of the Amendment No. 1 to the 2018 Plan and the Amended Plan in its entirety, which are set forth as Appendix A and Appendix B, respectively, to this Proxy Statement.

Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”) generally imposes a $1 million limit on the amount a public company may deduct for compensation paid to certain current and former executive officers. Prior to 2018, this limitation did not apply to compensation that met Section 162(m)’s requirements for qualifying performance-based compensation. This performance-based compensation exemption was repealed, effective for taxable years beginning after December 31, 2017, such that awards paid to our covered executive officers in excess of $1 million will not be deductible, unless such award qualifies for transition relief applicable to certain arrangements that were in effect as of November 2, 2017 and are not materially modified thereafter (“Grandfathered Awards”). Consequently, although the Amended Plan includes provisions that are applicable to awards intended to qualify as performance-based compensation under Section 162(m), the Company will no longer be able to grant any such awards.

As in prior years, while deductibility of executive compensation for federal income tax purposes is among the factors we consider when structuring our executive compensation arrangements, it is not the sole or primary factor considered. We retain the flexibility to authorize compensation that may not be deductible if we believe it is in the best interests of the Company.

Types of Awards

The following types of awards are available for issuance under the Amended Plan: (i) stock options; (ii) stock appreciation rights; (iii) restricted stock; (iv) restricted stock units; (v) dividend equivalent rights; and (vi) cash-based awards.

Eligible Participants

The following individuals are eligible to receive awards under the Amended Plan: (i) employees of the Company or any related entity, (ii) directors of the Company or any related entity or (iii) consultants of the Company or any related entity. As of March 1, 2021, approximately 13 employees, 4 non-employee directors and approximately 5 consultants are eligible to participate under the Amended Plan.

Number of Shares of Common Stock Available.

We initially reserved 1,000,000 shares of our Common Stock for issuance under the 2018 Plan. If the Amendment No. 1 that is the subject of this Proposal Two is approved by our stockholders, the number of shares reserved for issuance will be increased by 4,000,000 shares to a total of 5,000,000 shares. This share limit is subject to adjustment in connection with changes in capitalization as described below.

Share Limits.

The Amended Plan limits (i) the number of shares with respect to which options and stock appreciation rights may be granted to an individual participant in any calendar year to 3,500,000 with allowance for an additional 3,500,000 options and stock appreciation rights in connection with an individual participant’s commencement of employment or service, (ii) the awards granted to any member of the board in any calendar year for services provided as a member of the board to no more than 500,000 shares, and (iii) the aggregate amount of all compensation paid or provided to any member of the board in any calendar year for services provided as a member of the board to no more than $5,000,000 (with equity-based compensation valued based on the grant date fair value of the award). The Amended Plan also limits awards intended to qualify as performance-based compensation under Section 162(m) to no more than: (i) 3,500,000 shares consisting of restricted stock or restricted stock units granted to an individual participant in any calendar year; and (ii) $5 million paid with respect to cash-based awards for each twelve-month period that constitutes or is part of the awards performance period.  The foregoing share limits are subject to adjustment in connection with changes in capitalization as described below.

Any shares covered by an award or portion of an award that is forfeited, canceled or expires will not be counted against the Amended Plan’s share reserve. Shares that actually have been issued under the Amended Plan pursuant to an award are not returned to the Amended Plan and will not become available for future issuance under the Amended Plan, except that if unvested shares are forfeited, or repurchased by the Company at their original purchase price, or at the lower of their original purchase price or their fair market value at the time of repurchase, such shares would become available for future grant under the Amended Plan. Any shares covered by an award that are surrendered (1) in payment of the award exercise or purchase price (including pursuant to the “net exercise” of an option) or (2) in satisfaction of tax withholding obligations incident to the exercise, vesting or settlement of an award will be deemed to have been issued for purposes of determining the maximum number of shares which may be issued pursuant to all awards under the Amended Plan.

Administration of the Incentive Plan.

The Board of Directors or a committee thereof (the “Administrator”) administers the Amended Plan. In the case of Grandfathered Awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m), the Administrator consists of two or more “outside directors” within the meaning of Section 162(m). The Administrator has the power to determine and interpret the terms and conditions of the awards, including, as applicable, the employees, directors, and consultants who will receive awards, the exercise price, the number of shares subject to each award, the vesting schedule and exercisability of the awards, the restrictions on transferability of awards, and the form of consideration payable upon exercise.

Stock Options.

The Amended Plan allows for the grant of incentive stock options that qualify under Section 422 of the Code only to our employees and employees of any of our parents or subsidiaries. Non-qualified stock options may be granted to our employees and directors and those of certain of our affiliates. The per share exercise price of all options granted under the Amended Plan must be equal to at least the per share fair market value of our Common Stock on the date of grant. The term of an incentive stock option may not exceed 10 years, except that with respect to any employee who owns more than 10% of the voting power of all classes of our outstanding stock or any parent or subsidiary corporation as of the grant date, the term must not exceed five years, and the exercise price must equal at least 110% of the fair market value on the grant date.

After the continuous service of an employee, director or consultant terminates, he or she may exercise his or her option, to the extent vested, for the period of time specified in the option agreement. No option may be exercised after the expiration of its term.

Stock Appreciation Rights.

The Amended Plan allows for the grant of stock appreciation rights. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our Common Stock between the date of grant and the exercise date. The Administrator will determine the terms of stock appreciation rights, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our Common Stock, or a combination thereof, except that the base appreciation amount used to determine the cash or shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant.

After the continuous service of an employee, director or consultant terminates, he or she may exercise his or her stock appreciation right, to the extent vested, only to the extent provided in the stock appreciation right agreement.

Restricted Stock.

The Amended Plan allows for the grant of restricted stock. Restricted stock awards are shares of Common Stock that vest in accordance with terms and conditions, if any, established by the Administrator. The Administrator will determine the number of shares of restricted stock granted to any employee, director or consultant. The Administrator may impose whatever conditions, if any, on vesting it determines to be appropriate. For example, the Administrator may set restrictions based on the achievement of specific performance goals. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

Restricted Stock Units.

The Amended Plan allows for the grant of restricted stock units. Restricted stock units are awards that will result in payment to a recipient at the end of a specified period only if the vesting criteria established by the Administrator, if any, are achieved or the award otherwise vests. The Administrator may impose whatever conditions, if any, to vesting, or restrictions and conditions, if any, to payment that it determines to be appropriate. The Administrator may set restrictions based on the achievement of specific performance goals or on the continuation of service or employment. Payments of earned restricted stock units may be made, in the Administrator’s discretion, in cash, with shares of Common Stock or other securities, or a combination thereof.

 Awards Denominated in Cash.

The Amended Plan also allows for the grant of awards denominated in cash that may be settled in cash or shares of Common Stock, which may be subject to restrictions, as established by the Administrator.

The Administrator has the authority to:

•	to select the employees, directors and consultants to whom awards may be granted;
•	to determine whether and to what extent awards are granted;
•	to determine the number of shares or the amount of cash or other consideration to be covered by each award granted;
•	to approve forms of award agreements for use under the Amended Plan;
•	to determine the terms and conditions of any award granted, including vesting schedules, forfeiture provisions, form
•	of payment (cash, shares, or other consideration) upon settlement of the award, payment contingencies, and
•	satisfaction of any performance criteria;
•	to amend the terms of any outstanding award granted under the Amended Plan, subject to certain limitations;
•	to prescribe, amend and rescind rules and regulations relating to the Amended Plan and to define terms not otherwise defined;

•	to construe and interpret the terms of the Amended Plan and awards;
•	to approve corrections in the documentation or administration of any award;
•	to grant awards to employees, directors and consultants outside of the United States or to otherwise adopt or
•	administer such procedures or subplans that the Administrator deems appropriate or necessary on such terms and
•	conditions different from those specified in the Amended Plan as may, in the judgment of the Administrator, be
•	necessary or desirable to further the purpose of the Amended Plan; and
•	to take such other action that is not inconsistent with the terms of the Amended Plan as the Administrator deems appropriate.

The performance criteria established by the Administrator for any Grandfathered Awards intended to qualify as “performance-based compensation” for purposes of Section 162(m) was one of, or combination of, the following: net earnings or net income (before or after taxes); earnings per share; revenues or sales (including net sales or revenue growth); net operating profit; regulatory filings; product approvals; return measures (including return on assets, net assets, capital, invested capital, equity, sales, or revenue); cash flow (including operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); earnings before or after taxes, interest, depreciation, or amortization; gross or operating margins; productivity ratios; share price (including growth measures and total stockholder return); expense targets; margins; operating efficiency; market share; working capital targets and change in working capital; economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital); or net operating income. The performance criteria may be applicable to our company, our affiliates or any individual business units of our company or any affiliate and may be measured over any specified period, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator.

Transferability of Awards.

The Amended Plan allows for the transfer of awards under the Amended Plan only (i) by will, (ii) by the laws of descent and distribution and (iii) for awards other than incentive stock options, to the extent authorized by the Administrator to certain persons or entities. Only the recipient of an incentive stock option may exercise such award during his or her lifetime.

Adjustments in Connection with Changes in Capitalization; Change in Control.

In the event of certain changes in our capitalization, to prevent enlargement of the benefits or potential benefits available under the Amended Plan, the Administrator will make adjustments to one or more of the number of shares that are covered by outstanding awards, the exercise or purchase price of outstanding awards, the numerical share limits contained in the Amended Plan, and any other terms that the Administrator determines require adjustment.

The Amended Plan provides that, for each award that is assumed or replaced in connection with certain corporate transactions, such award will be fully accelerated in the event a grantee’s service provider status with the Company is terminated by the Company (or any successor entity) or a related entity without “cause” or by the grantee for “good reason”, in either case at any time following such corporate transactions. In addition, the Amended Plan provides for full acceleration of vesting (i) if awards are not assumed or replaced in connection with certain corporate transactions and (ii) in the event of certain contested or hostile changes in control.

Amendment and Termination of the Amended Plan.

The Amended Plan will automatically terminate on January 31, 2028, unless we terminate it sooner. In addition, the Board of Directors has the authority to amend, suspend or terminate the Amended Plan, provided such action does not impair the rights under any outstanding award.

Certain U.S. Federal Tax Consequences

The following summary of the federal income tax consequences of relate to federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete. The tax consequences of participating in the Amended Plan may vary with respect to individual situations. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them. As such, please refer to the applicable provisions of the Code for additional information.

Non-Qualified Stock Options.

Except as provided under Section 409A of the  Internal Revenue Code and the Treasury Regulations and guidance promulgated thereunder (collectively, “Section 409A”), the grant of a non-qualified stock option under the Amended Plan generally will not result in any U.S. federal income tax consequences to the grantee or to the Company. Upon exercise of a non-qualified stock option, the grantee is generally subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is generally subject to withholding for U.S. federal income and employment tax purposes. The Company is generally entitled to an income tax deduction in the amount of the income recognized by the grantee, subject to possible limitations imposed by Sections 162(m) or 280G of the Code. Any gain or loss on the grantee’s subsequent disposition of the shares of Common Stock will receive long- or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

Absent special limitations on exercisability, in the event a non-qualified stock option is granted with an exercise price less than 100% of the fair market value of the Common Stock on the date of grant or amended in certain respects, such option may be considered deferred compensation and subject to Section 409A, which provide rules regarding the timing of payment of deferred compensation. An option subject to Section 409A which fails to comply with the rules of Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest, and potential additional excise taxes under state law.

Incentive Stock Options.

The grant of an incentive stock option under the Amended Plan will not result in any U.S. federal income tax consequences to the grantee or to the Company. A grantee recognizes no U.S. federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the grantee has held the shares of Common Stock. If the grantee does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the grantee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the grantee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition, which is referred to as a “disqualifying disposition.” The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long- or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is generally entitled to a deduction equal to the amount of ordinary income recognized by the grantee, subject to possible limitations imposed by Sections 162(m) and 280G of the Code.

The “spread” under an incentive stock option — the difference between the fair market value of the shares at exercise and the exercise price — is classified as alternative minimum taxable income in the year of exercise for purposes of the alternative minimum tax. If a grantee’s alternative minimum tax liability exceeds such grantee’s regular income tax liability, the grantee will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the grantee must sell the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

In the event that an incentive stock option is amended in certain respects, such option may be considered deferred compensation and subject to the rules of Section 409A, which provides rules regarding the timing of payment of deferred compensation. An option subject to Section 409A which fails to comply with the rules of Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest, and similar treatment under state law. In addition, the amendment of an incentive stock option may convert the option from an incentive stock option to a nonqualified stock option.

Restricted Stock.

The grant of restricted stock will generally subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is generally subject to withholding for U.S. federal income and employment tax purposes. The Company is generally entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Sections 162(m) and 280G of the Code. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long- or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

Recipients of restricted stock may make an election under Section 83(b) of the Code, which is referred to as a “Section 83(b) Election,” to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock (if any) and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted stock is issued.

Stock Appreciation Rights.

Recipients of stock appreciation rights, which are referred to as “SARs,” generally should not recognize income until such rights are exercised, assuming there is no ceiling on the value of the right and Section 409A does not apply. Upon exercise, the grantee will normally recognize taxable ordinary income for U.S. federal income tax purposes equal to the amount of cash and fair market value the shares, if any, received upon such exercise. Grantees who are employees will be subject to withholding for U.S. federal income and employment tax purposes with respect to income recognized upon exercise of a SAR. Grantees will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.

The Company will generally be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the grantee, subject to possible limitations imposed by Sections 162(m) and 280G of the Code.

A SAR can be considered deferred compensation and subject to Section 409A. A SAR that does not meet the requirements of Section 409A, such as with respect to the timing of the delivery of cash or shares following vesting, can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest, and similar treatment under state law.

Dividends and Dividend Equivalents.

Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to unvested shares subject to such awards, which income is generally subject to withholding for U.S. federal income and employment tax purposes. The Company is generally entitled to an income tax deduction in the amount of the income recognized by a grantee, subject to possible limitations imposed by Sections 162(m) and 280G of the Code.

New Plan Benefits.

Awards under the Amended Plan are based on the discretion of the Administrator and/or the Company’s achievement of performance targets established by the Administrator, and it is not currently possible to determine the amounts that will be received by persons participating in the Amended Plan in the future.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

STOCKHOLDERS VOTE FOR THE APPROVAL OF AMENDMENT NO. 1 TO THE CASSAVA SCIENCES, INC. 2018 OMNIBUS INCENTIVE PLAN, WHICH INCREASES THE AUTHORIZED NUMBER OF SHARES ISSUABLE THEREUNDER BY 4,000,000 FROM 1,000,000 TO 5,000,000 AUTHORIZED SHARES.

PROPOSAL THREE

RATIFICATION OF SELECTION OF ERNST & YOUNG LLP

AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021

The Board of Directors and the Audit Committee have selected Ernst & Young LLP, independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2021 and recommend that the stockholders vote to ratify such selection. Although action by stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the selection or ratification, the Board of Directors and the Audit Committee, in their discretion, may direct the selection of a new independent registered public accounting firm at any time during the year, if the Board of Directors and the Audit Committee determine that such a change would be in the best interest of the Company.

We expect a representative of Ernst & Young LLP to be present at the meeting and will be afforded the opportunity to make a statement if he or she desires to do so, and is also expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS

VOTE FOR THE RATIFICATION OF SELECTION OF ERNST & YOUNG LLP

AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

Principal Accountant Fees and Services

Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years, in each of the following categories were:

	Years Ended December 31,
	2020	2019
Audit fees	$234,500	$197,100
Audit-related fees	—	—
Tax fees	24,720	23,690
All other fees	—	—
	$259,220	$220,790

Ernst & Young LLP served as the Company’s independent registered public accounting firm for the years ended December 31, 2020 and 2019. Audit fees include fees associated with the Annual Reports on Form 10-K, the Quarterly Reports on Form 10-Q and all services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings. Tax fees include tax compliance services. The Company did not incur audit-related or other fees in the years ended December 31, 2020 or December 31, 2019.

All auditing services and non-audit services provided to the Company by our independent registered public accounting firm are required to be pre-approved by the Audit Committee. Any pre-approval of non-audit services by Ernst & Young LLP includes making a determination that the provision of the services is compatible with maintaining the independence of Ernst & Young LLP as an independent registered public accounting firm. In addition, the Audit Committee has delegated pre-approval authority to the Chairperson of the Audit Committee, provided that the Chairperson reports any decisions to pre-approve such audit and non-audit services to the Audit Committee at its next regularly scheduled meeting. All services for audit and tax fees for the years ended December 31, 2020 and December 31, 2019 as set forth in the table above were pre-approved by the Company’s Audit Committee.

PROPOSAL FOUR

NON-BINDING ADVISORY VOTE ON THE 2020 EXECUTIVE COMPENSATION

FOR THE COMPANY’S NAMED EXECUTIVE OFFICERS

Our compensation programs are designed to provide long-term and currently-paid compensation and cash and non-cash compensation for our executive officers in order to align the compensation of our executive officers with our performance on a short-term and long-term basis. This proposal provides stockholders with the opportunity to cast an advisory vote on the Company’s executive compensation practices and principles.

In 2017, our stockholders recommended that the advisory vote on executive compensation be held every year. Accordingly, we have included this proposal for consideration at our 2021 Annual Meeting of Stockholders.

Stockholders should consider the compensation programs and their implementation, including the section entitled “Executive Compensation and Other Matters,” the compensation tables and any other executive compensation disclosure below, and cast a non-binding vote either to endorse or not endorse our executive compensation programs through the following resolution:

“RESOLVED: That the compensation paid to the Company’s named executive officers in 2020, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion is hereby approved.”

This vote is being provided pursuant to Section 14A of the Exchange Act. While the vote does not bind our Board of Directors to any particular action, the Board of Directors expects to take into account the outcome of this vote in considering future compensation programs. The next advisory vote on our executive compensation will be at the 2022 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS

VOTE FOR THE PROPOSAL TO APPROVE, IN A NON-BINDING ADVISORY VOTE,

THE 2020 EXECUTIVE COMPENSATION FOR THE COMPANY’S NAMED EXECUTIVE OFFICERS.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth for each Class I Director, each Class II Director, each Class III Director and the executive officers of the Company, their ages and positions with the Company as of the Record Date.

Name	Age	Position
Remi Barbier	61	President, Chief Executive Officer, Chairman of the Board of Directors and Class III Director
Nadav Friedmann, Ph.D., M.D.	78	Chief Medical Officer and Class I Director
James W. Kupiec, M.D.	68	Chief Clinical Development Officer
Eric J. Schoen	52	Chief Financial Officer
Robert Z. Gussin, Ph.D. (1)(2)(3)	83	Class II Director
Michael J. O’Donnell, Esq. (3)	62	Class I Director
Sanford R. Robertson (1)(2)(3)	89	Class III Director
Patrick J. Scannon, M.D., Ph.D. (1)(3)	73	Class III Director

_________

(1)    Member of Audit Committee.

(2)    Member of Compensation Committee.

(3)    Meets the definition of independence under the Nasdaq Stock Market LLC listing standards.

There is no family relationship between any director or executive officer of the Company. There are no material proceedings to which any director, officer or affiliate, or any associate thereof, of the Company, any owner of record or beneficial owner of more than five percent of any class of voting securities of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. During the past ten years, none of our officers, directors, promoters or control persons have been involved in any legal proceedings as described in Item 401(f) of Regulation S-K.

Remi Barbier,  the Company’s founder, has served as President, Chief Executive Officer and Chairman of the Board of Directors since the Company’s inception in May 1998. Prior to that time, Mr. Barbier helped in the growth or founding of Exelixis Inc. and ArQule, Inc., both publicly-traded drug development companies, and EnzyMed, Inc., a chemistry company sold to Albany Molecular Research, Inc. Mr. Barbier is a trustee emeritus of the Carnegie Institute of Washington and the Santa Fe Institute and is on the Advisory Board of the University of California Institute for Quantitative Biosciences and BioVentures LLC, a life science incubator at the University of Arkansas for Medical Sciences. Mr. Barbier received his B.A. from Oberlin College and his M.B.A. from the University of Chicago.

Nadav Friedmann, Ph.D., M.D. has served as a director since September 1998. Dr. Friedmann has served as Chief Medical Officer since 2001.  Dr. Friedmann was previously President and CEO of Daiichi Pharmaceutical Corporation. Dr. Friedmann has served as Vice President, Clinical Research at Xoma Corporation, and held various senior leadership positions with Johnson & Johnson, including Head of its Biotechnology Research Center. Dr. Friedmann received his M.D. from the Albert Einstein College of Medicine and his Ph.D. in Biochemistry from the University of California, San Diego.

James W. Kupiec, M.D. has served as Chief Clinical Development Officer since January 2021. Dr. Kupiec joined the Company after three decades of drug development experience at Pfizer, Sanofi and Ciba-Geigy. Dr. Kupiec previously served as Vice President, Global Clinical Leader for Parkinson’s Disease and Clinical Head of the Neuroscience Research Unit for Pfizer, Inc., in Cambridge, MA. He joined Pfizer in 2000 after seven years with Sanofi, and two years with Ciba-Geigy Pharmaceuticals. During his 17-year career at Pfizer, Dr. Kupiec had extensive governance, business development, alliance and leadership responsibilities. Dr. Kupiec earned his BS with Honors in Biochemistry at Stony Brook University and his MD from the Albert Einstein College of Medicine. He completed his residency training at the Strong Memorial Hospital, University of Rochester School of Medicine, and is certified by the American Board of Internal Medicine. He served as an investigator on many clinical trials before transitioning to the pharmaceutical industry.

Eric Schoen has served as Chief Financial Officer since October 2018. Prior to joining the Company, Mr. Schoen served in numerous financial leadership roles. Most recently, he served as Vice President, Senior Vice President, Finance and Chief Accounting Officer of Aspria Women’s Health Inc. (formerly Vermillion, Inc.), a publicly-held women’s health company, from 2011 to 2017. Mr. Schoen also began his career and spent nine years with PricewaterhouseCoopers in the audit and assurance, transaction services and global capital markets practices. Mr. Schoen received his B.S. in Finance from Santa Clara University.

Robert Z. Gussin, Ph.D. has served as a director since March 2003. Dr. Gussin worked at Johnson & Johnson for 26 years, most recently as Chief Scientific Officer and Corporate Vice President, Science and Technology from 1986 through his retirement in 2000. Dr. Gussin served on the board of directors of Duquesne University and the advisory boards of the Duquesne University Pharmacy School and the University of Michigan Medical School Department of Pharmacology. Dr. Gussin received his B.S. and M.S. degrees and D.Sc. with honors from Duquesne University and his Ph.D. in Pharmacology from the University of Michigan, Ann Arbor.

Michael J. O’Donnell, Esq. has served as a director since June 1998. Mr. O’Donnell has been a member of the law firm of Morrison & Foerster LLP since 2011. Morrison & Foerster LLP is the Company’s corporate counsel and provides legal services to the Company. Mr. O’Donnell serves as corporate counsel to numerous public and private biopharmaceutical and life sciences companies. Previously, Mr. O’Donnell was a member of Wilson Sonsini Goodrich & Rosati. Mr. O’Donnell received his J.D., cum laude, from Harvard University and his B.A. from Bucknell University, summa cum laude.

Sanford R. Robertson has served as a director since September 1998. Mr. Robertson has been a partner of Francisco Partners, a technology buyout fund, since 1999. Prior to founding Francisco Partners, Mr. Robertson was the founder and chairman of Robertson, Stephens & Company, a technology investment bank sold to BankBoston in 1998. Mr. Robertson is the lead director of Salesforce.com, a publicly-held provider of enterprise cloud computing applications. Mr. Robertson received his B.A. and M.B.A. degrees with distinction from the University of Michigan.

Patrick J. Scannon, M.D., Ph.D. has served as a director since December 2007. Dr. Scannon is one of the founders of XOMA. From 2006 to 2016, Dr. Scannon was Executive Vice President, Chief Biotechnology Officer of XOMA. From 1993 to 2006, Dr. Scannon served as Chief Scientific and Medical Officer of XOMA. Dr. Scannon retired from XOMA and resigned from XOMA’s board of directors in 2016. Dr. Scannon received his Ph.D. in organic chemistry from the University of California, Berkeley and his M.D. from the Medical College of Georgia.

Board Structure

The Board of Directors maintains a structure with the Chief Executive Officer of the Company holding the position as Chairman of the Board of Directors, and with an Audit Committee and Compensation Committee for oversight of specific areas of responsibility, discussed further below. The Company does not have a lead independent director. The Company believes that this structure is appropriate and allows for efficient and effective oversight, given the Company’s relatively small size (both in terms of number of employees and in scope of operational activities directly conducted by the Company), its corporate strategy (including the use of outsourcing for certain activities) and its focus on drug and diagnostic research and development. The Chairman, President and Chief Executive Officer, the Committees of the Board of Directors and, as needed, other executive officers and employees of the Company provide the Board of Directors with information regarding the Company’s risks. The Board of Directors, or the Committee with special responsibility for oversight of the area implicated by the highlighted risks, then uses this information to perform its oversight role and inform its decision making with respect to such areas of risk.

Board Qualifications and Nominations

The Board of Directors requires that its members and its candidates for appointment or nomination maintain high personal and professional integrity and the ability to contribute to the Board of Directors’ effectiveness in serving the interests of the Company’s stockholders. In addition, the Board of Directors and director nominees are expected to have appropriate management or scientific experience that are relevant to our current and expected future direction, a track record of accomplishment and a commitment to ethical business practices. The particular experience, qualification or skills of each member of the Board of Directors that led the Board of Directors to conclude that the individual should serve as a director are set forth below:

Director	Key Qualifications
Remi Barbier	Experience as President, Chief Executive Officer, Chairman of the Board of Directors since the inception of the Company. Founded and grew several publicly-traded biotechnology companies.
Nadav Friedmann, Ph.D., M.D.	Experience as Chief Medical Officer of the Company. Additional experience as President and CEO and other executive roles at other pharmaceutical and biotechnology companies as an executive officer.
Robert Z. Gussin, Ph.D.	Experience in executive roles at Johnson & Johnson and as a director or as advisor to a number of academic institutions.
Michael J. O’Donnell, Esq.	Experience as a member of law firms and as counsel and advisor to numerous public and private biopharmaceutical and life sciences companies.
Sanford R. Robertson	Experience as founder and director of investment banks and funds and as a director to public companies.
Patrick J. Scannon, M.D., Ph.D.	Experience as a founder and executive of a biopharmaceutical company.

The Board of Directors evaluates all proposed director nominees and incumbent directors before nomination, including those proposed by the Board of Directors for election and those to be elected or appointed by the Board of Directors to fill interim director vacancies on the Board of Directors. The Board of Directors utilizes its own resources to identify qualified candidates and may, in the future, use an executive recruiting firm to assist in the identification and evaluation of such qualified candidates. For these services, an executive recruiting firm would be paid a fee. The Board of Directors determined that a Nominating Committee was not necessary, and that it was in the best interest of the Company to continue to directly oversee the activities and responsibilities that might be delegated to a Nominating Committee. All of the Company’s directors may participate in the consideration of director candidates. The approval of at least a majority of the independent directors on the Board of Directors is required to nominate a director candidate for a position on the Company’s Board of Directors. Such independent directors are identified below in the section entitled: “Certain Relationships and Related Party Transactions – Independence of Directors.”

The Board of Directors has not established a procedure for considering nominees for director nominated by the Company’s stockholders. The Board of Directors believes that it can identify appropriate candidates to our Board of Directors. Stockholders may nominate candidates for director in accordance with the advance notice and other procedures contained in our bylaws.

Board Meetings

The Board of Directors held a total of five meetings during the fiscal year 2020. No director serving throughout fiscal year 2020 attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board of Directors upon which such director served. Mr. Barbier, Dr. Friedmann, Mr. Gussin, Mr. O’Donnell, Mr. Robertson and Dr. Scannon attended all meetings of the Board of Directors.

The Company does not have formal policies regarding attendance by members of the Board of Directors at its annual meetings of stockholders, but directors are encouraged to attend. Two directors attended the 2020 Annual Meeting of Stockholders.

Stockholder Communications with the Board of Directors

The Company does not have a written policy regarding stockholder communication with the Board of Directors. However, stockholders may communicate with the Board of Directors by sending an e-mail to the Company at IR@cassavasciences.com or by writing to the Company at Cassava Sciences, Inc., Attention: Investor Relations, 7801 N Capital of Texas Highway, Suite 260, Austin, Texas, 78731. Stockholders who would like their submissions directed to an individual member of the Board of Directors may so specify, and the communication will be forwarded, as appropriate.

Board Committees

The Board of Directors has a standing Audit Committee that oversees the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. The Company also has a standing Compensation Committee. The Board of Directors does not have a lead director or a standing Nominating Committee. Mr. Barbier is the Chairman of the Board of Directors, President and Chief Executive Officer of the Company.

The Audit Committee consists of directors Dr. Gussin, Mr. Robertson and Dr. Scannon. Saira Ramasastry, a former Board member, served as a member of the Audit Committee until her resignation on June 18, 2020. Ms. Ramasastry indicated that her decision to resign was due to a potential conflict of interest and not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Board of Directors of the Company has determined that these individuals are independent as defined under the Nasdaq Stock Market LLC listing standards as well as the SEC rules.  The Board of Directors has also determined that Mr. Robertson is an “audit committee financial expert” as defined in the SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors. The Company maintains a copy of the Audit Committee charter on its website: www.cassavasciences.com. The Audit Committee reviews the Company’s internal accounting procedures, consults with and reviews the services provided by the Company’s independent registered public accounting firm and makes recommendations to the Board of Directors regarding the selection of the independent registered public accounting firm. The Audit Committee held four meetings during fiscal year 2020.

The Compensation Committee consists of directors Dr. Gussin and Mr. Robertson. The Board of Directors of the Company has determined that these individuals are independent as defined under the Nasdaq Stock Market LLC listing standards. The Compensation Committee reviews and recommends to the Board of Directors the salaries, incentive compensation and benefits of the Company’s officers and administers the Company’s stock plans and employee benefit plans. Refer to the section entitled “Compensation Discussion and Analysis” for more information about the Company’s Compensation Committee and its processes and procedures. The Compensation Committee operates under a written charter adopted by the Board of Directors. The Company maintains a copy of the Compensation Committee charter on its website: www.cassavasciences.com. The Compensation Committee held three meetings during fiscal year 2020.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee or any executive officer of the Company has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee. No Compensation Committee member has been an officer or employee of the Company while also serving as a member of the Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of Common Stock as of March 16, 2021 by:

•

any person (including any group as that term is used in Section 13(d)(3) of the Exchange Act), known by the Company to be the beneficial owner of more than 5% of the Company’s voting securities (a “5% Holder”);

•	each director and each nominee for director to the Company;
•	each executive officer named in the Summary Compensation Table appearing herein; and
•	all executive officers, directors and nominees for director of the Company as a group.

The number of shares and percentage of Common Stock outstanding are based on the aggregate of 39,894,024 shares of Common Stock outstanding as of March 16, 2021. The Company does not know of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

Name and Address of Beneficial Owners (1)	Number of Shares	Percentage of Common Stock Outstanding
Directors and Named Executive Officers
Remi Barbier(2)	2,047,449	5.0%
Nadav Friedmann, Ph.D., M.D.(3)	572,076	1.4%
Eric J. Schoen(4)	58,550	*
Sanford R. Robertson(5)	1,027,943	2.6%
Robert Z. Gussin, Ph.D.(6)	119,225	*
Michael J. O’Donnell, Esq.(7)	83,223	*
Patrick J. Scannon, M.D., Ph.D.(8)	89,144	*
All current directors, executive officers and nominees for director as a group (7 persons)(9)	3,997,610	9.6%

(1)    This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. The address for directors and executive officers is the Company’s address. Percentages of Common Stock outstanding are rounded to the nearest tenth.

(2)    Includes (i) 799,134 shares issuable pursuant to options exercisable within 60 days of March 16, 2021, (ii) 169,460 shares issuable pursuant to options exercisable within 60 days of March 16, 2021 by Mr. Barbier’s spouse, who is an employee of the Company and (iii) 323,851 shares held by members of Mr. Barbier’s immediate family. Mr. Barbier is also a 5% Holder.

(3)    Includes 507,663 shares issuable pursuant to options exercisable within 60 days of March 16, 2021 and 143 shares held in trust by Dr. Friedmann for a member of Dr. Friedmann’s family.

(4)    Includes 31,250 shares issuable pursuant to options exercisable within 60 days of March 16, 2021.

(5)    Includes 115,320 shares issuable pursuant to options exercisable within 60 days of March 16, 2021.

(6)    Includes 115,316 shares issuable pursuant to options exercisable within 60 days of March 16, 2021.

(7)    Includes 78,353 shares issuable pursuant to options exercisable within 60 days of March 16, 2021.

(8)    Represents shares issuable pursuant to options exercisable within 60 days of March 16, 2021.

(9)    Includes 1,905,640 shares issuable pursuant to options exercisable within 60 days of March 16, 2021.

*    Represents beneficial ownership of less than one percent (1%) of the outstanding shares of Common Stock, adjusted as required by the rules promulgated by the SEC.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation Discussion and Analysis

This compensation discussion and analysis provides an overview and analysis of our Compensation Committee’s philosophy and objectives in designing compensation programs for our chief executive officer and our two other most highly compensated executive officers for our most recently completed fiscal year, whom we refer to collectively as the “named executive officers”.

For the fiscal year ended December 31, 2020, our named executive officers were:

Name	Position
Remi Barbier	President, Chief Executive Officer and Chairman of the Board of Directors
Nadav Friedmann, Ph.D., M.D.	Chief Medical Officer and Director
Eric J. Schoen	Chief Financial Officer

Our compensation programs are designed to provide long-term and currently-paid compensation and cash and non-cash compensation for our executive officers in order to align the compensation of our executive officers with our performance on a short-term and long-term basis. Our compensation programs reflect the following objectives:

•	to attract and retain high-performing executive talent;
•	to encourage corporate behavior that is consistent with our values and goals;
•	to create financial incentives for superior performance;
•

to balance the achievement of corporate and individual goals, whereby individual executives are rewarded for the performance of the business functions for which they are responsible in addition to our overall performance;

•	to ensure that our executive compensation programs are competitive with those of regional companies in our industry, so that we can continue to attract, retain and motivate executive talent; and
•	to encourage the development of a diverse executive talent pool and continuity of leadership.

These objectives include qualitative factors that strengthen our ability to meet long-term growth, such as demonstrated leadership ability, management development, ensuring compliance with laws, regulations and our policies, and anticipating and responding to changing conditions.

We do not have a set policy for allocating long-term and currently-paid compensation. Each year, our Compensation Committee determines the amount and allocation of long-term and currently-paid compensation and cash and non-cash compensation for executive officers. We believe there is no single source of data that provides the information sought by the Compensation Committee to arrive at these determinations. We have relied on data from a number of sources, including a review of internally generated industry surveys; the experience and knowledge of members of the Compensation Committee, Board of Directors and senior management; and additional factors, such as recent market trends and general business conditions. Survey data from prior years that we may use include compensation information regarding publicly-held companies in our industry that are similar in size, breadth, stage of development or complexity to us.

While none of these sources of data is prescriptive per se, each source helps the Compensation Committee evaluate the appropriateness of total compensation for each executive at a particular point in the Company’s life cycle. For example, a certain position may be highly strategic for a period of time and we may believe it desirable to pay that position closer to the level of a chief executive officer during that same period.

To assist the Compensation Committee with its responsibilities, we provide briefing materials prepared or summarized by management. Our Chief Executive Officer participates in the collection and dissemination of briefing materials and interacts with the Compensation Committee in reviewing some of the elements of yearly performance and compensation of the executive management team. The Compensation Committee believes that an appropriate level of input from our Chief Executive Officer provides a necessary and valuable perspective in helping the Compensation Committee formulate its own independent views on compensation. The Compensation Committee makes all final determinations as to compensation levels for executive officers.

Elements of Executive Compensation

We focus our executive compensation program on three related but distinct elements: base salary, cash bonuses and stock related compensation. We did not purchase or generate updated internal survey data in connection with the review of compensation in 2020.

Base Salary. We offer a base salary to attract and retain qualified executive officers. Base salaries are based on broad salary ranges that take into consideration a number of factors, including:

•	an executive’s job responsibilities;
•	individual performance;
•	our corporate performance;
•	competitive market data; and
•	our total compensation expense.

Changes to base salary vary according to individual contributions to our success and comparisons to similar positions at both this Company and other comparable companies.

In late-2020, after reviewing each executive’s job responsibilities, individual performance, our corporate performance, competitive market data and our total compensation expense, the annualized salary of Mr. Barbier was increased by approximately 6% to $975,000 from $920,000; the annualized salary of Dr. Friedmann was increased by approximately 6% to $365,000 from $345,000; and the annualized salary of Mr. Schoen increased by 10% to $275,000 from $250,000. These changes were effective January 1, 2021.

Pension Plan and Benefits. Approximately half or more of our current employees have provided over 15 years of continuous service to the Company. However, regardless of length of service, we do not provide a pension plan or pension benefits for any of our employees, nor do we anticipate offering any such benefits in the near future.

2020 Cash Incentive Bonus Plan. On August 26, 2020, the Board of Directors approved the 2020 Cash Incentive Bonus Plan (the “Cash Incentive Plan”). The Cash Incentive Plan was established to promote the long-term success of the Company by creating an “at-risk” cash bonus program that rewards Cash Incentive Plan participants, including the Company’s executive officers and directors, with additional cash compensation in lockstep with significant increases in the Company’s market capitalization. The Cash Incentive Plan is considered “at-risk” because Cash Incentive Plan participants will not receive a cash bonus unless the Company’s market capitalization increases significantly and certain other conditions specified in the Cash Incentive Plan are met.

For purposes of the Cash Incentive Plan, the Company’s market capitalization is determined based on either (1) the closing price of one share of the Company’s Common Stock on the Nasdaq Capital Market multiplied by the total issued and outstanding shares and options to purchase shares of the Company or (2) the aggregate consideration payable to security holders of the Company in the event of a merger or acquisition transaction that constitutes a sale of ownership of the Company or its assets (a “Merger Transaction”).

The Company’s market capitalization was $89.4 million at the inception of the Cash Incentive Plan on August 26, 2020. The Cash Incentive Plan triggers a potential cash bonus each time specified market capitalization levels are achieved, up to a maximum $5 billion in market capitalization. The Cash Incentive Plan specifies 14 incremental market capitalization levels between $200 million and $5 billion (each increment, a “Valuation Milestone”). Each Valuation Milestone triggers a potential cash bonus award in a pre-set amount defined in the Cash Incentive Plan, subject to satisfaction of the additional payout conditions noted below. Each Valuation Milestone must be achieved and maintained for no less than 20 consecutive trading days for Cash Incentive Plan participants to be eligible for a potential cash bonus award.

Payment of cash bonuses is contingent on (1) the Company having completed a Merger Transaction, or (2) the Compensation Committee of the Board (the “Compensation Committee”)  having determined the Company has sufficient cash on hand, as defined in the Cash Incentive Plan, to render payment, neither of which may ever occur. Accordingly, there can be no assurance that Cash Incentive Plan participants will ever be paid a cash bonus that is awarded under the Cash Incentive Plan, even if the Company’s market capitalization increases significantly.

The Company’s Chairman, President and Chief Executive Officer (assuming such participant shall hold all three such offices) shall be entitled to 33.3% of any bonus award triggered upon attainment of a Valuation Milestone. Each current independent director shall be entitled to 2.0% of any such bonus award, subject to a reasonable increase for committee members as approved by the Board. Dr. Friedmann is a member of the Scientific and Technical team, which is entitled to receive in the aggregate a maximum of 33.3% of any bonus award triggered upon attainment of a Valuation Milestone, provided that actual aggregate amounts may be less than 33.3% in the sole discretion of the Compensation Committee. Mr. Schoen is a member of a team that is entitled to receive in the aggregate a maximum of 23.3% of any bonus award triggered upon attainment of a Valuation Milestone, provided that actual aggregate amounts may be less than 23.3% in the sole discretion of the Compensation Committee. The Compensation Committee expects to consider a variety of factors in allocating Cash Incentive Plan awards among team participants, including years of experience, education level, longevity with the Company, intellectual and other contributions to the Company, the actual and projected success of the Company and additional factors affecting overall compensation. There is no continuing service requirement for Cash Incentive Plan participants once the Compensation Committee approves a cash bonus award. Any amounts not awarded by the Compensation Committee are no longer available for distribution.

As of December 31, 2020, an aggregate of $10.0 million in potential payments were triggered under the Cash Incentive Plan as a result of achievement of Valuation Milestones. The Compensation Committee has approved a potential cash bonus award of $7.3 million in total for all Cash Incentive Plan participants, with $3,330,000, $1,500,000 and $50,000 of such potential payouts being allocated to Mr. Barbier, Dr. Friedmann and Mr. Schoen, respectively. However, payment of cash bonuses is contingent on achievement of the additional performance conditions noted above. Accordingly, there can be no assurance that executive officers will ever be paid these potential payments or any other  cash bonus under the Cash Incentive Plan.

No actual cash payments were authorized or made to participants under the Cash Incentive Plan during the year ended December 31, 2020, or through March 31, 2021.

Stock Related Compensation. Stock related compensation includes both stock option grants and other types of equity awards within the terms of our 2008 Equity Incentive Plan and 2018 Plan, as applicable.

Each executive officer is eligible for stock option grants as well as share-based awards that vest upon achievement of certain performance criteria, or “Performance Awards”. Such grants are intended to link executive awards with stockholder value over time. Only our Board of Directors, acting in its sole discretion, or the Compensation Committee grants options or Performance Awards to our executive officers.

We view stock options as one of the more important components of our long-term, performance-based compensation philosophy. We provide options through initial grants at or near the date of hire and through subsequent periodic grants. Options for executive officers are granted, vest and become exercisable at such time as determined by our Board of Directors. Generally, stock option grants are exercisable over a four-year period and have an exercise price equal to the fair market value of our stock at the time of grant. Initial grants are based on ranges that take into consideration an executive’s job responsibilities and competitive market data. For subsequent periodic grants, the Compensation Committee evaluates performance based on each individual’s contribution to the long-term success and growth of the Company, the Company’s performance and the motivational value of additional incremental stock option grants. No stock options are granted in the absence of satisfactory performance. Stock option grants generally terminate shortly after an executive officer ceases providing services to the Company.

We grant periodic additional stock options:

•	to reflect the individual’s ongoing contributions;
•	to create an incentive to remain with us; and
•	to provide a long-term incentive to achieve or exceed our financial goals.

In granting stock options in the current year, we may consider the cumulative benefit of stock options granted in prior years. We do not have a program, plan or practice to time stock option grants to our executives in coordination with the release of material nonpublic information. We have not re-priced any of our options and do not intend to re-price or otherwise adjust options in the event that fair market value of our Common Stock declines below an option grant price. None of our executive officers received stock option grants in 2020 due to the limited number of shares available in the 2018 Plan (See Proposal 2 to increase the number of shares available in the 2018 Plan).

Any personal tax obligations resulting from equity awards are the responsibility of the award recipient. If we issue certain shares for equity awards net of applicable individual taxes, the number of shares issued would be reduced, without reducing the amount of taxable compensation to the award recipient.

Performance Awards

No Performance Awards were granted in 2020.

Other Compensation

Pension or Retirement Plans.  We do not offer any of our employees a pension plan, retirement plan or other forms of compensation or perquisites paid out upon retirement. Executive officers are eligible for other benefits, in each case, on generally the same basis as other employees, subject to applicable law.

Employee Medical and Welfare Benefit Plans.  Our employee medical and welfare benefit plans include medical, dental, life, disability and accidental death and dismemberment insurance. We add to taxable income of each named executive officer an amount representing the premium for term life insurance.

2000 Employee Stock Purchase Plan.    Our named executive officers are eligible to participate in our 2000 Employee Stock Purchase Plan (“ESPP”), but did not participate in the ESPP in 2020. We may terminate the ESPP at any time.

401(k) Plan.  We maintain a 401(k) Plan that is a defined contribution plan intended to qualify under Section 401(a) of the IRS Code. We have not matched any pre-tax contributions to the 401(k) Plan.

Paid Time Off.  Our executive officers do not accrue vacation benefits available to our other employees, but do receive other paid time off benefits on the same basis as other employees.

Post-Employment Obligations

We have employment agreements with Messrs. Barbier and Schoen that provide for payments and benefits in connection with a termination of employment without cause. The primary basis for selecting termination without cause for triggering payment was that such terms are deemed necessary in attracting and retaining high-performing executive talent. For additional information on the specific terms and conditions of this employment arrangements, see the discussion in the section entitled “Executive Compensation and Other Matters –  Employment and Severance Arrangements” of this Proxy Statement.

Accounting and Tax Considerations

Generally, the expense related to an option grant or award is established at the time of awards for purposes of financial reporting and recognized as appropriate over the period of time covered by the option grant or award. Our financial statements include more information regarding accounting for stock options.

The tax deductions related to equity awards are generally determined in the future, usually at the time of exercise or sale of the underlying stock from stock options or at the time of vesting of other equity awards. These tax deductions may be more or less than the amount of the underlying expense recorded for financial reporting purposes. We cannot predict the amount of tax deductions we earn in the future, if any, because the deductions are based on the fair market value of Common Stock on the date when the tax deduction is earned.

Section 162(m) generally imposes a $1 million limit on the amount a public company may deduct for compensation paid to certain current and former executive officers. Prior to 2018, this limitation did not apply to compensation that met Section 162(m)’s requirements for qualifying performance-based compensation. This performance-based compensation exemption was repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible, unless such compensation qualifies for transition relief applicable to certain arrangements that were in effect as of November 2, 2017 and are not materially modified thereafter.

As in prior years, while deductibility of executive compensation for federal income tax purposes is among the factors we consider when structuring our executive compensation arrangements, it is not the sole or primary factor considered. We retain the flexibility to authorize compensation that may not be deductible if we believe it is in the best interests of the Company.

Stock Ownership Guidelines

We do not have any stock ownership guidelines, ownership goals or holding requirements. We have an insider trading policy that establishes certain restrictions on trading windows.

If and as we succeed in achieving approval for and commercializing our product candidates, we expect that we will adapt the elements of our compensation program as appropriate and may include or substitute other elements in our compensation program. Changes in the elements of our compensation program may also reflect changes in the importance of tax or accounting treatments of a particular element of our compensation program.

Results of 2020 Say-on-Pay Advisory Vote

In 2020, our stockholders did not approve, in a non-binding advisory vote, the 2019 compensation paid to the Company’s named executive officers. We considered the stockholders’ vote in our review of our compensation programs and in establishing compensation for our named executive officers in 2020.

Summary Compensation Table

The following table sets forth information regarding compensation for each of our named executive officers.

Name and Principal Position	Year	Salary ($)	Option Awards (1) ($)	All Other Compen- sation(2) ($)	Total ($)
Remi Barbier	2020	920,000	—	16,120	936,120
President, Chief Executive Officer	2019	899,375	166,860	6,991	1,073,226
and Chairman of the Board

Nadav Friedmann, Ph.D., M.D.	2020	345,000	—	—	345,000
Chief Medical Officer	2019	333,542	83,430	—	416,972
and Director

Eric J. Schoen	2020	250,000	—	1,932	251,932
Chief Financial Officer	2019	250,000	—	1,369	251,369

(1)    Assumptions used in calculating the value of stock awards and option awards are described in Notes 2 and 4 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2020, incorporated herein by reference.  The amounts reported for stock awards and option awards are based on the aggregate grant date fair value computed in accordance with ASC Topic 718. For information about these awards, see the section entitled “Compensation Discussion and Analysis.”

(2)    Represents life insurance premiums paid by us on behalf of our executive officers.

Grants of Plan-based Awards

Grants of Plan-based awards during 2020 to our named executive officers were as follows:

		Estimated future payouts under non-equity incentive plan awards (1)						Estimated future payouts under equity incentive plan awards
Name	Grant Date	Threshold		Target(2)		Maximum		Threshold	Target	Maximum	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/sh)	Grant date fair value of option awards($)
		($)		($)		($)		(#)	(#)	(#)
Remi Barbier(2)	8/26/2020	3,330,000	(3)	3,330,000	(4)	108,225,000	(5)	—	—	—	—	—	—

Nadav Friedmann, Ph.D., M.D.	8/26/2020	—	(6)	—	(7)	108,225,000	(7)	—	—	—	—	—	—

Eric J. Schoen	8/26/2020	—	(6)	—	(8)	75,725,000	(8)	—	—	—	—	—	—

(1)    Represents potential payments under the Cash Incentive Plan. Payment of cash bonuses is deferred until such time as (1) the Company completes a Merger Transaction, or (2) the Compensation Committee determines the Company has sufficient cash on hand to render payment, neither of which may ever occur. Accordingly, there can be no assurance that Cash Incentive Plan participants will ever be paid a cash bonus under the Cash Incentive Plan.

(2)    Mr. Barbier is entitled to 33.3% of any amounts payable under the Cash Incentive Plan.

(3)    Represents 33.3% of $10.0 million, which is the amount Mr. Barbier could potentially be paid for the Company’s achievement of the first Valuation Milestone of $200 million under the Cash Incentive Plan.

(4)    Reflects a representative target amount for Mr. Barbier under the Cash Incentive Plan based on the Company’s performance during the fiscal year ended December 31, 2020, during which the first Valuation Milestone was achieved.

(5)    Represents the maximum Mr. Barbier could potentially earn under the Cash Incentive Plan assuming the Company achieves the maximum Valuation Milestone of $5.0 billion and the other performance conditions described above are achieved.

(6)    For executive officers other than Mr. Barbier, the Cash Incentive Plan does not include minimum potential payment amounts.

(7)    Dr. Friedmann is a member of the Scientific and Technical team, which is entitled to receive in the aggregate a maximum of 33.3% of any bonus award triggered upon attainment of a Valuation Milestone, provided that actual aggregate amounts may be less than 33.3% in the sole discretion of the Compensation Committee. Amount under the heading “Maximum” represents the theoretical maximum award for Dr. Friedmann as of the inception of the Cash Incentive Plan assuming the maximum amount for his team was awarded, and awarded solely to Dr. Friedmann, which we believe is an unrealistic assumption. The Compensation Committee may elect to award no amounts to Dr. Friedmann even if all Valuation Milestones have been met,  such that he has no target payment.

(8)    Mr. Schoen is a member of a team which is entitled to receive in the aggregate a maximum of 23.3% of any bonus award triggered upon attainment of a Valuation Milestone, provided that actual aggregate amounts may be less than 23.3% in the sole discretion of the Compensation Committee. Amount under the heading “Maximum” represents the theoretical maximum award for Mr. Schoen as of the inception of the Cash Incentive Plan assuming the maximum amount for his team was awarded, and awarded solely to Mr. Schoen, which we believe is an unrealistic assumption. The Compensation Committee may elect to award no amounts to Mr. Schoen even if all Valuation Milestones have been met, such that he has no target payment.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding the outstanding equity awards at December 31, 2020 held by each of our executive officers named in the Summary Compensation Table.

		Option Awards				Stock Awards
Name	Option/ Award Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Remi Barbier	6/1/11	56,030	—	53.55	6/1/21
	6/8/12	65,368	—	23.38	6/8/22
	6/8/12					57,142	951,986
	6/5/13	71,428	—	16.87	6/5/23
	6/6/14	85,714	—	35.00	6/6/24
	11/14/14	85,714	—	12.04	11/14/24
	12/11/15	85,714	—	13.02	12/11/25
	8/23/17	250,000	50,000	3.24	8/23/27		-
	9/28/18	33,750	26,250	1.01	9/28/28
	12/13/19	25,000	75,000	1.88	12/13/29

Nadav Friedmann, Ph.D., M.D.	6/1/11	28,015	—	53.55	6/1/21
	6/8/12	28,014	—	23.38	6/8/22
	6/8/12					37,353	622,301
	6/5/13	42,856	—	16.87	6/5/23
	6/6/14	42,857	—	35.00	6/6/24
	11/14/14	42,857	—	12.04	11/14/24
	12/11/15	42,857	—	13.02	12/11/25
	8/23/17	208,333	41,667	3.24	8/23/27
	9/14/18	28,125	21,875	0.95	9/14/28
	12/13/19	12,500	37,500	1.88	12/13/29

Eric J. Schoen	10/31/18	27,083	22,917	1.18	10/31/28

Option awards were granted with an exercise price equal to the fair market value on the date of grant.  One forty-eighth of the shares subject to each such option vest and become exercisable one month after the vesting commencement date, and an additional one forty-eighth of the shares subject to such option vest each month thereafter. Stock awards reflect Performance Awards. Stock awards granted on June 8, 2012 vest upon achievement of certain performance goals.

Option Exercises

No options were exercised in 2020 by our named executive officers.

Employment and Severance Arrangements

We have employment agreements with each of Messrs. Barbier and Schoen, which provide for post-termination payments and benefits upon a termination of employment without “cause” as discussed below.

Employment Agreement with Remi Barbier

The employment agreement with Mr. Barbier automatically renews for consecutive one-year terms each July, unless the Company or Mr. Barbier terminates the agreement 90 days prior to the end of the then-current term or otherwise at any time on 60 days’ notice. The agreement entitles Mr. Barbier to serve on the Board of Directors for as long as he is our President and Chief Executive Officer. Thereafter, he will remain a member of the Board of Directors only if we terminate his employment without “cause.” The agreement also provides that if we terminate Mr. Barbier for reasons other than cause we must pay him his base salary for 12 months, provide him continued participation in our medical and disability plans for 12 months and continuation of insurance policies covering Mr. Barbier as of the date of termination.

Mr. Barbier’s employment agreement defines “cause” as a termination for any of the following, unless cured within five business days of Mr. Barbier receiving notice of such event:

•	any intentional action or failure to act that was performed in bad faith and to the detriment of the Company;
•	any intentional action or failure to act in accordance with any lawful and proper direction or order of the Board of Directors;

•	any willful and habitual neglect of the duties of employment assigned by the Board of Directors; and
•	any felony conviction.

Under Mr. Barbier’s employment agreement, a termination for reasons “other than cause” also includes a resignation by Mr. Barbier for any of the following:

•	the assignment to or reduction of Mr. Barbier’s duties that results in a significant diminution in Mr. Barbier’s position or responsibilities;
•	the substantial reduction, without good business reasons, of the facilities or perquisites (including office space and location) available to Mr. Barbier;
•	a reduction of Mr. Barbier’s base compensation, other than a bonus reduction resulting from application of a bonus plan or formula consistent with prior practice;
•	a material reduction in the kind or level of employee benefits available to Mr. Barbier that would result in his overall benefits package being significantly reduced;
•	the relocation of Mr. Barbier to a facility more than 25 miles from the then current location;
•	any termination of Mr. Barbier which is not effected for “cause,” for valid grounds or due to Mr. Barbier’s death or disability; or
•	any purported termination of Mr. Barbier’s employment without meeting the term-end 90-day prior notice requirements described above.

In the event of a change of control in which this employment agreement is not assumed by the successor entity either by operation of law or by assignment, Mr. Barbier’s employment with the Company shall be deemed to be termination for “other than cause.” The cost of our post-employment obligations to Mr. Barbier cannot be determined until a termination has occurred. However, assuming Mr. Barbier’s employment was terminated for reasons other than cause on December 31, 2020, we would have had to pay Mr. Barbier approximately $975,000, $26,000 and $13,000 for base salary, medical and disability plan-related expenses and insurance policy expenses, respectively, pursuant to his employment agreement with the Company.

Employment Agreement with Eric Schoen

Under the terms of an employment agreement provided to Mr. Schoen, we may terminate employment at any time for any reason or no reason. However, if we terminate employment without cause or in the event of a “constructive dismissal,” terms not specifically defined in such agreement, we must pay severance equal to Mr. Schoen’s base salary and benefits until the sooner of the date that he secures other employment, or the date that is three months after the date of his termination. The cost of our post-employment obligations under this offer letter cannot be determined until a termination has actually occurred. However, assuming Mr. Schoen’s employment was terminated without cause on December 31, 2020 and assuming further that Mr. Schoen did not secure employment within three months of such termination, we would have had to pay Mr. Schoen approximately $68,750 and $9,000 for base salary and benefit expenses, respectively, pursuant to his employment agreement with the Company.

Director Compensation

The following table sets forth all director compensation for 2020 for all directors who are not named executive officers.

	Fees earned or paid in cash($)(2)	Option Awards ($)(3)	Total ($)
Robert C. Gussin, Ph.D.	—	75,924	75,924
Michael J. O'Donnell, Esq.	—	—	—
Saira Ramasastry(1)	—	—	—
Sanford R. Robertson	—	75,924	75,924
Patrick J. Scannon, M.D., Ph.D.	—	37,962	37,962

(1)    Ms. Ramasastry, a former Board member, resigned on June 18, 2020 and thus did not receive compensation for 2020.

(2)    The Company’s independent directors are participants in the Cash Incentive Plan.  For information about the Cash Incentive Plan, see section herein entitled “Compensation Discussion and Analysis.” Each current independent director shall be entitled to an amount equal to 2% of any bonus award triggered upon attainment of a Valuation Milestone, subject to reasonable increase for committee members as approved by the Board, subject further to (1) the Company having completed a Merger Transaction, or (2) the Compensation Committee having determined that after rendering payment, the Company would have sufficient cash remaining, as defined in the Cash Incentive Plan, neither of which may ever occur. Accordingly, there can be no assurance that independent directors will ever be paid a cash bonus under the Cash Incentive Plan notwithstanding the Company’s achievement of Valuation Milestones. As of December 31, 2020, an aggregate of $10.0 million in potential payments were triggered under the Cash Incentive Plan as a result of achievement of Valuation Milestones, such that each independent director other than Ms. Ramasastry was entitled to $200,000 in potential awards, subject to satisfaction of applicable conditions for payment. The additional conditions noted above that are required to become entitled to payment under the Cash Incentive Plan were not achieved in 2020.  Consequently, no actual cash payments have been authorized or made under the Cash Incentive Plan.

(3)    Assumptions made in the valuation of option awards are described in Notes 2 and 4 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2020, incorporated herein by reference. The amounts reported for option awards are based on the aggregate grant date fair value computed in accordance with ASC Topic 718.

We maintain director and officer indemnification insurance coverage. This insurance covers directors and officers individually. These policies currently run from July 13, 2020 through July 12, 2021 at a total annual cost of approximately $915,000. The primary carrier is U.S. Specialty Insurance Company. We reimburse our directors for expenses incurred in attending any Board of Directors or committee meetings.

Periodically, the Compensation Committee reviews and determines the adequacy of the compensation program for outside directors and, based upon the results of its review, the Compensation Committee will make recommendations regarding the compensation program for outside directors to the Board. For 2020,  in addition to awards under the Cash Incentive Plan, the Board of Directors granted an option to purchase 5,000 shares of Common Stock at $8.12 per share for each committee of the Board of Directors on which a non-employee director serves. These options granted to non-employee directors will:

•	vest as to 1/48th of the shares subject to the option each 1/48th of the date of grant, subject to his or her continuing to serve as a member of the Board of Directors on such date;
•	be exercisable only while he or she remains a member of the Board of Directors;
•	have a term of 10 years; and
•	have an exercise price equal to 100% of the fair market value per share of our Common Stock on the date of grant.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

The purpose of the Compensation Committee of the Board of Directors is, in part, to review and approve the compensation and benefits to be provided to the officers and directors of the Company and to administer the Company’s various stock plans and the issuance of stock options and other stock-related awards not pursuant to a plan. The Compensation Committee shall also make recommendations to the Board of Directors regarding adoption or modification of all stock plans.

One of the Compensation Committee’s goals is to ensure that the Company’s executive compensation programs are competitive with those of regional companies in our industry. In addition, the Compensation Committee strives to enable the Company to attract and retain key people and motivate them to achieve or exceed certain key objectives of the Company by making individual compensation directly dependent on the achievement of certain corporate and individual goals, and by providing rewards for meeting or exceeding those goals.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

Respectfully Submitted By:

MEMBERS OF THE COMPENSATION COMMITTEE

Robert Z. Gussin, Ph.D.
Sanford R. Robertson
Dated: March 5, 2021

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

The Audit Committee operates under a written charter adopted by the Board of Directors. The purpose of the Audit Committee includes the following:

•	Select, hire and oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;
•	Approve audit and non-audit services and fees;
•	Assist the Board of Directors of the Company in oversight and monitoring:
•	the integrity of the Company’s financial statements;
•	the Company’s financial reporting process;
•	the Company’s compliance with legal and regulatory requirements under applicable securities law;
•	the independent registered public accounting firms’ qualifications, independence and performance; and
•	the adequacy and effectiveness of the Company’s systems of internal accounting and financial controls;
•	Prepare a report in the Company’s annual proxy statement in accordance with the rules of the SEC;
•	Provide the Board of Directors with the results of its monitoring and recommendations derived therefrom; and
•

Provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that come to its attention and that require the attention of the Board of Directors.

Management has the primary responsibility for preparing the financial statements and the reporting process including the system of internal controls, and the independent auditor is responsible for auditing and reviewing those financial statements. The Audit Committee is responsible for assisting the Board of Directors in overseeing the conduct of these activities by management and the independent auditor.

In fulfilling its responsibilities, the Audit Committee has:

•	Reviewed and discussed the audited financial statements, including balance sheets, related statements of operations, stockholders’ equity and cash flows, with management;
•	Discussed with Ernst & Young LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;
•

Received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence; and

•	Discussed with Ernst & Young LLP the independent accountant’s independence.

The Audit Committee discusses with the Company’s independent registered public accounting firm, the overall scope and plans for their audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC. The Audit Committee and the Board of Directors have also recommended, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm.

Respectfully Submitted By:

MEMBERS OF THE AUDIT COMMITTEE

Sanford R. Robertson, Audit Committee Chair
Robert Z. Gussin, Ph.D.
Patrick J. Scannon, M.D., Ph.D.
Dated: March 5, 2021

The information contained above under the captions “Report of the Compensation Committee of the Board of Directors” and “Report of the Audit Committee of the Board of Directors” shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, (the “Securities Act”) or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

There has not been nor is there currently proposed any transaction or series of similar transactions requiring disclosure in this Proxy Statement to which we were or are a party in which any director, executive officer, holder of more than 5% of our Common Stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than fees and expenses incurred for legal services, described below, and compensation agreements and other arrangements which are described in the section entitled “Executive Compensation and Other Matters – Employment and Severance Arrangements” and the indemnification agreements described below. In accordance with the charter of the Company’s Audit Committee, the Company's policy is to require that any related party transactions be reviewed and approved by the Audit Committee.

Legal Services

During 2020, Morrison & Foerster LLP (“Morrison & Foerster”) provided legal services to the Company. Mr. O’Donnell, a director of the Company, is a partner of Morrison & Foerster. For the fiscal year of 2020 and 2019, we paid Morrison & Foerster a total of $388,700 and $120,300, respectively, for legal services. All such services provided by Morrison & Foerster to the Company were made in the ordinary course of business and on substantially the same terms as other comparable transactions with third parties. We believe the legal fees paid in 2020 to Morrison Foerster were less than 5% of such firm’s total gross revenues for its last completed fiscal year.

Independence of Directors

The Board of Directors has determined that directors Robert Z. Gussin, Ph.D., Michael J. O’Donnell, Esq., Sanford R. Robertson and Patrick J. Scannon, M.D., Ph.D. are each independent as defined under the Nasdaq Stock Market LLC listing standards. In determining the independence of Mr. O’Donnell, our Board of Directors reviews our relationship with Morrison & Foerster in conjunction with the applicable independence guidelines under the applicable listing standards of the Nasdaq Stock Market LLC. The Board of Directors has also determined that each member of the Compensation Committee is independent as defined under the Nasdaq Stock Market LLC listing standards, and that each member of the Audit Committee is independent as defined under Nasdaq Stock Market LLC listing standards, as well as applicable SEC rules.

Indemnification of Directors and Officers

We have entered into indemnification agreements with each of our directors and officers, which require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

OTHER MATTERS

The Board of Directors does not know of any other matters to be submitted to the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy form to vote the shares they represent as the Board of Directors may recommend.

It is important that your shares of our Common Stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Dated: March 31, 2021

APPENDIX A

AMENDMENT NO. 1 TO THE CASSAVA SCIENCES, INC.

2018 OMNIBUS INCENTIVE PLAN

This Amendment No. 1 to the Cassava Sciences, Inc. 2018 Omnibus Incentive Plan (the “Plan”) is effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. Capitalized but undefined terms shall have the meanings set forth in the Plan.

1.    The name of the Plan is hereby amended and restated in its entirety to the “Cassava Sciences, Inc. 2018 Omnibus Incentive Plan”.

2.    Section 3(a) of the Plan is hereby amended and restated in its entirety as follows:

“(a)    Subject to the provisions of Section 10 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards shall be 5,000,000 Shares. Subject to the provisions of Section 10, below, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options is 5,000,000 Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.”

1

APPENDIX B

CASSAVA SCIENCES, INC.

2018 OMNIBUS INCENTIVE PLAN

1.    Purposes of the Plan.  The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

2.    Definitions.  The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

(a)    “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b)    “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b‑2 promulgated under the Exchange Act.

(c)    “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(d)    “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(e)    “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit, Cash-Based Award or other right or benefit under the Plan.

(f)    “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g)    “Board” means the Board of Directors of the Company.

(h)    “Cash-Based Award” means an award denominated in cash that may be settled in cash and/or Shares, which may be subject to restrictions, as established by the Administrator.

(i)    “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s:  (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

(j)    “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i)    the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d‑3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

(ii)    a change in the composition of the Board over a period of twelve (12) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(k)    “Code” means the Internal Revenue Code of 1986, as amended.

(l)    “Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.

(m)    “Common Stock” means the common stock of the Company.

(n)    “Company” means Cassava Sciences, Inc., a Delaware corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.

(o)    “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(p)    “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least twelve (12) months or (ii) have been Board members for less than twelve (12) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(q)    “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity.  Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). Notwithstanding the foregoing, except as otherwise determined by the Administrator, in the event of any spin-off of a Related Entity, service as an Employee, Director or Consultant for such Related Entity following such spin-off shall be deemed to be Continuous Service for purposes of the Plan and any Award under the Plan. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.

(r)    “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i)    a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii)    the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii)    the complete liquidation or dissolution of the Company;

(iv)    any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

(v)    acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(s)    “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(t)    “Director” means a member of the Board or the board of directors of any Related Entity.

(u)    “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(v)    “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock, provided that no such right may be granted with respect to Options or SARs. Dividend Equivalent Rights granted in connection with a Restricted Stock Unit that vests based on the attainment of performance criteria shall be subject to the vesting of the underlying Restricted Stock Unit.

(w)    “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(x)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(y)    “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)    If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation, the NASDAQ ~~Global Select~~ Capital Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)    If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)    In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(z)    “Good Reason” means, with respect to the termination by the Grantee of the Grantee’s Continuous Service, that such termination is for “Good Reason” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or a Related Entity, or in the absence of such then-effective written agreement and definition, means any of the following events or conditions unless consented to by the Grantee (and the Grantee shall be deemed to have consented to any such event or condition unless the Grantee provides written notice of the Grantee’s non-acquiescence within 30 days of the effective time of such event or condition):

(i)    a change in the Grantee’s responsibilities or duties which represents a material and substantial diminution in the Grantee’s responsibilities or duties;

(ii)    a material reduction in the Grantee’s base salary; provided that an across-the-board reduction in the salary level of substantially all other individuals in positions similar to the Grantee’s by the same percentage amount shall not constitute such a salary reduction; or

(iii)    requiring the Grantee to be based at any place outside a 50 mile radius from the Grantee’s job location or residence except for reasonably required travel on business.

(aa)    “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(bb)    “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(cc)    “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(dd)    “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(ee)    “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(ff)    “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(gg)    “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(hh)      “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to, or the amount or entitlement to, an Award.

(ii)    “Plan” means this 2018 Omnibus Incentive Plan, as may be amended from time to time.

(jj)    “Related Entity” means any Parent or Subsidiary of the Company.

(kk)    “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive award or program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or, for the Grantee, a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(ll)    “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions and forfeiture provisions, if any, and other terms and conditions as established by the Administrator. Dividends payable in connection with a Restricted Stock Award that vests upon the attainment of performance criteria shall be held subject to the vesting of the underlying Share of Restricted Stock.

(mm)    “Restricted Stock Units” means an Award which may be earned based on criteria, if any, established by the Administrator, including being earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator, and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(nn)    “Rule 16b‑3” means Rule 16b‑3 promulgated under the Exchange Act or any successor thereto.

(oo)    “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(pp)    “Share” means a share of the Common Stock.

(qq)    “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.    Stock and Cash Subject to the Plan.

(a)    Subject to the provisions of Section 10 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards shall be 1,000,000 Shares. Subject to the provisions of Section 10, below, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options is 1,000,000 Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b)    Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall not be deemed to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, or at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. Any Shares covered by an Award which are surrendered (i) in payment of the Award exercise or purchase price (including pursuant to the “net exercise” of an option pursuant to Section 7(b)(v)) or (ii) in satisfaction of tax withholding obligations incident to the exercise, vesting or settlement of an Award shall be deemed to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all Awards under the Plan.

4.    Administration of the Plan.

(a)    Plan Administrator.

(i)    Administration with Respect to Directors and Officers.  With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b‑3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. In the case of Awards granted to Directors or Employees who are also Officers or Directors of the Company, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee.

(ii)    Administration With Respect to Consultants and Other Employees.  With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

(iii)    Administration With Respect to Covered Employees.  Notwithstanding the foregoing, it is intended that grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(iv)    Administration Errors.  In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b)    Powers of the Administrator.  Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i)    to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii)    to determine whether and to what extent Awards are granted hereunder;

(iii)    to determine the number of Shares or the amount of cash or other consideration to be covered by each Award granted hereunder;

(iv)    to approve forms of Award Agreements for use under the Plan;

(v)    to determine the terms and conditions of any Award granted hereunder;

(vi)    to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Grantee, and provided that the Administrator may only amend an Award to accelerate the vesting thereof in connection with a termination of the Grantee’s Continuous Service due to death or Disability, or in connection with a Change in Control or Corporate Transaction.

(vii)    to prescribe, amend and rescind rules and regulations relating to the Plan and to define terms not otherwise defined herein;

(viii)    to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(ix)    to approve corrections in the documentation or administration of any Award;

(x)    to grant Awards to Employees, Directors and Consultants employed outside the United States or to otherwise adopt or administer such procedures or subplans that the Administrator deems appropriate or necessary on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan; and

(xi)    to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.

(c)    Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5.    Eligibility.  Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

6.    Terms and Conditions of Awards.

(a)    Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Restricted Stock Units, Cash-Based Awards, or Dividend Equivalent Rights, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b)    Designation of Award.  Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option. In the event that the Code or the regulations promulgated thereunder are amended after the date the Plan becomes effective to provide for a different limit on the Fair Market Value of Shares permitted to be subject to Incentive Stock Options, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

(c)    Conditions of Award.  Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator for any Awards intended to be Performance-Based Compensation shall be one of, or combination of, the following: net earnings or net income (before or after taxes); earnings per share; revenues or sales (including net sales or revenue growth); net operating profit; regulatory filings; product approvals; return measures (including return on assets, net assets, capital, invested capital, equity, sales, or revenue); cash flow (including operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); earnings before or after taxes, interest, depreciation, and/or amortization; gross or operating margins; productivity ratios; share price (including growth measures and total stockholder return); expense targets; margins; operating efficiency; market share; working capital targets and change in working capital; economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital); or net operating income. The performance criteria established by the Administrator for any Awards not intended to be Performance-Based Compensation may be based on any one of, or combination of, the foregoing or any other performance criteria established by the Administrator. The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity and may be measured over any specified period, including but not limited to quarterly, semi-annually, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement. In addition, to the extent applicable to Awards intended to qualify as Performance-Based Compensation, the performance criteria shall be calculated in accordance with generally accepted accounting principles, but excluding the effect (whether positive or negative) of any change in accounting standards and any item that is either unusual or infrequent in nature, as determined in accordance with Accounting Standards Codification Topic 225-20 “Extraordinary and Unusual Items”, as determined by the Administrator, occurring after the establishment of the performance criteria applicable to the Award intended to be Performance-Based Compensation. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of performance criteria in order to prevent the dilution or enlargement of the Grantee’s rights with respect to an Award intended to be Performance-Based Compensation.

(d)    Acquisitions and Other Transactions.  The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e)    Deferral of Award Payment.  The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f)    Separate Programs.  The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g)    Individual Limitations on Awards.

(i)    Individual Limit for Options and SARs.  The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any calendar year shall be 3,500,000 Shares. In connection with a Grantee’s commencement of Continuous Service, a Grantee may be granted Options and SARs for up to an additional 3,500,000 Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

(ii)    Individual Limit for Restricted Stock and Restricted Stock Units.  For awards of Restricted Stock and Restricted Stock Units that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which such Awards may be granted to any Grantee in any calendar year shall be 3,500,000 Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below.

(iii)        Individual Limit for Cash-Based Awards.  For Cash-Based Awards that are intended to be Performance-Based Compensation, with respect to each twelve (12) month period that constitutes or is part of each Performance Period, the maximum amount that may be paid to a Grantee pursuant to such Awards shall be $5,000,000. In addition, the foregoing limitation shall be prorated for any Performance Period consisting of fewer than twelve (12) months by multiplying such limitation by a fraction, the numerator of which is the number of months in the Performance Period and the denominator of which is twelve (12).

(iv)    Individual Limit for Awards to Members of the Board. The maximum number of Shares with respect to which Awards may be granted to any member of the Board (in consideration for such member’s services as a member of the Board) in any calendar year shall be 500,000 Shares. Without limiting the foregoing, the aggregate value of all compensation paid or provided to any such member, in consideration for such member’s services as a member of the Board, in respect of a calendar year shall not exceed $5,000,000 (for purposes of determining such aggregate value, compensation in the form of Awards shall be valued at the aggregate grant date fair value (as determined for financial reporting purposes)).

(h)    Deferral. If the vesting or receipt of Shares or cash under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares or amount of cash subject to such Award will not be treated as an increase in the number of Shares or amount of cash subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

(i)    Early Exercise.  The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(j)    Term of Award.  The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

(k)    Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator but only to the extent such transfers are made to family members, to family trusts, to family controlled entities, to charitable organizations, and pursuant to domestic relations orders or agreements, in all cases without payment for such transfers to the Grantee. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(l)    Time of Granting Awards.  The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator.

7.    Award Exercise or Purchase Price, Consideration and Taxes.

(a)    Exercise or Purchase Price.  The exercise or purchase price, if any, for an Award shall be as follows:

(i)    In the case of an Incentive Stock Option:

(A)    granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B)    granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii)    In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii)    In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv)    In the case of SARs, the base appreciation amount shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(v)    In the case of other Awards, such price as is determined by the Administrator.

(vi)    Notwithstanding the foregoing provisions of this Section  7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b)    Consideration.  Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(i)    cash;

(ii)    check;

(iii)    surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

(iv)    with respect to Options, if the exercise occurs when the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation the NASDAQ Capital Market, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

(v)    with respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the exercise price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); or

(vi)    any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

(c)    Taxes.  No Shares or cash shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or cash. Upon exercise or vesting of an Award the Company shall withhold or collect from the Grantee an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of Shares covered by the Award, if applicable, sufficient to satisfy the applicable tax withholding obligations incident to the exercise or vesting of an Award (limited to avoid, as determined by the Administrator, financial accounting charges under applicable accounting guidance and reduced to the lowest whole number of Shares if such number of Shares withheld would result in withholding a fractional Share with any remaining tax withholding settled in cash).

8.    Exercise of Award.

(a)    Procedure for Exercise; Rights as a Stockholder.

(i)    Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii)    An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

(b)    Exercise of Award Following Termination of Continuous Service.

(i)    An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

(ii)    Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii)    Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9.    Conditions Upon Issuance of Shares.

(a)    If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.

(b)    As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10.    Adjustments Upon Changes in Capitalization.  Subject to any required action by the stockholders of the Company and Section 11 hereof, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the numerical limits set forth in Section 6(g), as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, non-dividend distribution, recapitalization, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” In the event of any distribution of cash or other assets to stockholders other than a normal cash dividend, the Administrator shall also make such adjustments as provided in this Section 10 or substitute, exchange or grant Awards to effect such adjustments (collectively “adjustments”). Any such adjustments to outstanding Awards will be effected in a manner that precludes the enlargement of rights and benefits under such Awards. In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of Awards or other issuance of Shares, cash or other consideration pursuant to Awards during certain periods of time. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11.    Corporate Transactions and Changes in Control.

(a)    Termination of Award to Extent Not Assumed in Corporate Transaction.  Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b)    Acceleration of Award Upon Corporate Transaction or Change in Control.

(i)    Corporate Transaction.  In the event of a Corporate Transaction:

(A)    for the portion of each Award that is Assumed or Replaced, then such Award (if Assumed), the replacement Award (if Replaced), or the cash incentive program (if Replaced) automatically shall become fully vested, exercisable and payable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares (or other consideration) at the time represented by such Assumed or Replaced portion of the Award, immediately upon termination of the Grantee’s Continuous Service if such Continuous Service is terminated by the successor company or the Company or a Related Entity without Cause or voluntarily by the Grantee with Good Reason at any time after the Corporate Transaction; and

(B)    for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares (or other consideration) at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction, provided that the Grantee’s Continuous Service has not terminated prior to such date.

(ii)    Change in Control.  In the event of a Change in Control, each Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares (or other consideration) at the time represented by such portion of the Award, immediately prior to the specified effective date of such Change in Control, provided that the Grantee’s Continuous Service has not terminated prior to such date.

(c)    Effect of Acceleration on Incentive Stock Options.  Any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded.

12.    Effective Date and Term of Plan.  The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13.    Amendment, Suspension or Termination of the Plan.

(a)    The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws.

(b)    No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c)    No suspension or termination of the Plan (including termination of the Plan under Section 11, above) shall adversely affect any rights under Awards already granted to a Grantee.

14.    Reservation of Shares.

(a)    The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b)    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.    No Effect on Terms of Employment/Consulting Relationship.  The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without cause, including, but not limited to, Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

16.    No Effect on Retirement and Other Benefit Plans.  Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17.    Stockholder Approval.  Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. Any Award exercised or settled before stockholder approval is obtained shall be rescinded if stockholder approval is not obtained within the time prescribed, and Shares issued on the exercise or settlement of any such Award shall not be counted in determining whether stockholder approval is obtained.

18.    Unfunded Obligation.  Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

19.    Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

20.    Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of Awards otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. ED FOR THAT PURPOSE OR VOTE YOUR SHARES BY INTERNET OR TELEPHONE. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD OR HAS VOTED BY INTERNET OR TELEPHONE.

CASSAVA sciences ENDORSEMETN LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters - here's how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/SAVA or scan the QR code - login details are located in the shaded bar below.  Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www. investorvote.com/ SAVA Using a black ink pen. mark your votes with an X as shown in example Please do not write outside of the designated areas.  Annual Meeting Proxy Card (1234 5678 9012 345) ▼ IF VOTING BY MAIL SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼ A Proposals - DIRECTORS RECOMMEND VOTE "FOR" ITEMS 1-4. 1. Elect three (3) Class III Directors to serve for three-year terms and until their successors are duly elected and qualified: la) Remi Barbier For Withhold  1b) Sanford R Robertson For Withhold  1c) Patrick J. Scannon, M.D.. Ph.D. For Withhold  2. Approve amendment No. 1 to the Company's 2018 Omnibus Incentive Plan which increases the authorized number of shares issuable thereunder by 4,000,000, from 1,000,000 to 5,000,000 authorized shares. For Against Abstain  3. Ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31.2021. For Against Abstain  4. Approve,  by a non-binding advisory vote, the 2020 executive compensation for the Company's named executive officers.  5. To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof. B Non-Voting Items Change of Address - Please print new address below.  Comments - Please print your comments below.    C Authorized Signatures - This section must be completed for your vote to count. Please date and sign below. NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box. C 1234567890 JNT MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE MR A SAMPLE AND MR A SAMPLE  MR A SAMPLE AND MR A SAMPLE  MR A SAMPLE AND MR A SAMPLE  MR A SAMPLE AND MR A SAMPLE  MR A SAMPLE AND MR A SAMPLE

CASSAVA SCIENCES, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 6, 2021 YOUR VOTE IS IMPORTANT This Proxy Statement is furnished in connection with the solicitation of proxies by the Company, on behalf of the Board of Directors, for the 2021 Annual Meeting of Stockholders. The Proxy Statement and the related Proxy Form are being distributed on or about April 5, 2021. You can vote your shares using one of the following methods: Complete and return a written Proxy Card, By internet or telephone, or Attend the Company's 2021 Annual Meeting of Stockholders virtually and vote. All stockholders are cordially invited to attend the Meeting virtually. To ensure your representation at the Meeting, however, you are urged to mark, sign, date and return the attached Proxy Card as promptly as possible in the postage pre-paid envelope enclosed for that purpose or to vote your shares by Internet or Telephone. Any Stockholder attending the Meeting virtually may vote even if he or she has returned a Proxy Card or has voted by internet or telephone. Stockholders can attend the meeting virtually at www.MeetingCenter.io/231350873. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is SAVA2021. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 6, 2021 The Company's Proxy Statement, form of proxy card and Annual Report on Form 10-K are available at: https://www.cassavasciences.com/financial-information/annual-reports Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/SAVA IF WRITING BY MAIL SIGN. DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  Proxy - CASSAVA SCIENCES, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CASSAVA SCIENCES, INC.  The undersigned hereby appoints each of Remi Barbier and Eric J Schoen, with full power of substitution, to act as proxy and attorney-in-fact and hereby authorizes him to represent and vote, as provided on the other side, all the shares of Cassava Sciences, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held on Thursday, May 6, 2021 at 10:00 am local time, virtually at www.MeetingCenter.io/231350873 (Password: SAVA2021), or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. (Continued and to be marked, dated and signed, on the other side) THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED THIS PRCKY WILL. BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED WITH THE RECOMMENDATIONS OFTHE BOARD OF DIRECTORS. THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY. ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS. THE PROXY STATEMENT AND THE RELATED PROXY FORM ARE BEING DISTRIBUTED ON OR ABOUT APRL 5, 2021. YOU CAN VOTE YOUR SHARES USING ONE OFTHE FOLLOWING METHODS: Complete AND RETURN A WRITTEN PROXY CARD, • BY INTERNET OR TELEPHONE. OR ATTEND THE COMPANY'S 2021 ANNUAL MEETNG OF STOCKHOLDERS VIRTUALLY AND VOTE. ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING VIRTUALLY. TO ENSURE YOUR REPRESENTATION ATTHE MEETING HOWEVER YOU ARE URGED TO MARK. SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE N THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE OR VOTE YOUR SHARES BY INTERNET OR TELEPHONE. ANY STOCKHOLDER ATTENDING THE MEETING VIRTUALLY MAY VOTE EVEN IF HE OR SHE HAS RETURNED A PROXY CARD OR HAS VOTED BY INTERNET OR TEIL PHONE.